EXHIBIT 99.1

XenaCare Holdings Announces Agreement to Market OTC Pain Reliever, Cobroxin, in the National Football League (NFL) Alumni Association Publication

XenaCare Holdings Has Signed an Agreement to Advertise Cobroxinin the 2009 NFL Alumni Guide and Yearbook. The Publication Reaches Hundreds of Thousands of Fans Each Year as Well as Current and Past NFLPlayers, Team Owners, Coaches and League Executives.

Oct. 20, 2009 (Business Wire) -- XenaCare Holdings, Inc. (OTCBB:XCHO), a company specializing in the marketing and retail distribution of consumer healthcare products, has announced today that it has signed an advertising agreement with Belmont International to market its over-the-counter pain reliever, Cobroxin, in the 2009 NFL Alumni Guide and Yearbook. Belmont International is the official publisher of the NFL Alumni Guide and Yearbook. Cobroxin is currently available online at Cobroxin.com and will be available soon at various outlets.

The NFL Alumni Guide and Yearbook reaches hundreds of thousands of NFL fans each year. In addition to its public release, the 2009 Publication will also be released under a controlled distribution to current and past players of the league, team owners, coaches, and league executives.

“We are excited to announce this advertising agreement because the NFL Alumni Association not only represents one of the most prestigious sports organizations in North America, but also because it reaches a demographic that we believe will have a strong interest in our pain reliever, Cobroxin,” explained Frank Rizzo, President of XenaCare Holdings. “As we move forward with our national launch, we plan to continue announcing our additional marketing outreach campaigns that are designed to help build awareness around Cobroxin and to support our current online sales at Cobroxin.com as well as sales at retailers, both online and brick-and-mortar, where Cobroxin will soon be available,” he concluded.

In August, XenaCare Holdings was granted the exclusive license by Nutra Pharma Corporation (OTCBB:NPHC) to market and distribute Cobroxin throughout the United States. In addition to advertising in the NFL Alumni Guide and Yearbook, XenaCare Holdings has planned its initial print marketing campaign for Cobroxin to begin this fall that includes advertisements in Prevention, Health, Star, Woman's World, Soap Opera, and Self Magazines.

About XenaCare Holdings

XenaCare Holdings, Inc. engages in the formulation, marketing, and distribution of nutrition supplement products primarily in the United States. In addition to Cobroxin for the treatment of moderate to severe (Stage 2) chronic pain, the Company’s clinical products include XenaCor, which supports the lowering of serum cholesterol, C-reactive protein, and homocysteine levels to support cardiovascular health; XenaTri for lowering triglycerides and raising HDL to support cardiovascular health; and XenaZyme Plus that increases the body’s oxygen carrying capacities designed to support digestion. XenaCare’s clinical products also comprise body replenishment products. In addition, the company offers formulations for the lifestyle performance market, which consists of sports line for athletes, including SunPill that is formulated to protect the skin when exposed to damaging ultraviolet rays. XenaCare markets its products through the Internet, pharmacies, and doctors offices. The company was founded in 2001 and is based in Delray Beach, Florida.

http://www.XenaCareHoldings.com

http://www.Cobroxin.com

Cautionary Note Concerning Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding our plans to introduce Cobroxin into the commercial marketplace and for additional marketing campaigns are forward looking statements. Although these forward looking statements constitute our current plans, the timing, marketing channels and advertising support for the product may change. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s current plans. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov.